Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2024 (February 27, 2025 as to Note 17) relating to the financial statements of PENN Entertainment, Inc., appearing in the Annual Report on Form 10-K of PENN Entertainment, Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
April 24, 2026